SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Vertical Capital Income Fund

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Texting Script

This is a message from Vertical Capital Income Fund. Our annual meeting was adjourned until Sept 30th. We need your vote. It’s very important. Please vote today by calling 833-782-7194. Thank you.

Press Release

Vertical Capital Income Fund Requests Shareholders to Vote at its

Adjourned Annual Meeting to Continue the Stability of the Fund

Tuesday, September 17, 2019 – Dallas, Texas – Vertical Capital Income Fund (NYSE: VCIF) has adjourned its 2019 Annual Meeting of Shareholders to September 30, 2019 and is asking shareholders to cast their votes to continue the stability of the Fund. This is the last chance that shareholders will have to vote at the Annual Meeting. The Fund does not plan to adjourn the Annual Meeting past this date.

The Fund is asking shareholders to vote on proposals to approve a new investment advisory agreement with Oakline Advisors, LLC (with no fee increase) and re-elect Mr. Robert Boulware as a trustee. Mr. Boulware currently serves as the Fund’s Lead Independent Trustee. Please vote to continue the stability of the Fund by renewing our investment advisor and re-electing our Lead Independent Trustee.

We can help you vote. If you need any assistance, please contact Alliance Advisors, our proxy solicitation firm, at 833-782-7194. Regardless of how you plan to vote, please contact us so that we can assist you with recording your vote. Voting will only take a few minutes of your time.

Bulldog Investors has acquired a position in the Fund in only the past few months and is seeking to block a quorum for the meeting. Despite promising shareholders who vote on Bulldog’s proxy card that their vote will not be withheld for quorum purposes if shareholders vote “Against” this proposed scheme, Bulldog failed to attend, or have its proxies voted at, the originally scheduled meeting date or the first adjournment. Bulldog disenfranchised these shareholders and demonstrated that it cannot be trusted to follow shareholders’ voting instructions.

In its very brief proxy statement, Bulldog complains about the trading discount of the Fund’s shares to NAV since the shares began trading on the NYSE a few months ago and states that “you can send a message to the board that you want to liquidate the Fund which will allow you to monetize your entire investment at NAV.” In our discussions with Phillip Goldstein of Bulldog, it is apparent that Bulldog has performed no financial analysis supporting its brash statements regarding the trading prices of our shares or the value that we could obtain for the Fund’s assets in a liquidation. In its quest for arbitrage profits, Bulldog appears to be just “winging it”.

Our shareholders just recently voted to facilitate the conversion of the Fund to an exchange-traded fund, and the Fund’s shares have been trading on the NYSE for only a few months. The Fund’s Board carefully considered the exchange listing and the potential downsides of a liquidation and strongly disagrees with Bulldog’s unsupported conclusions regarding the trading price of our shares and our ability to obtain NAV in a liquidation. Our Board believes that the Fund’s shares should have the opportunity to trade on the NYSE for more than just a few months.

The Fund encourages you to vote with our long-term shareholders and vote the WHITE card in favor of our proposed investment advisory agreement with Oakline Advisors, LLC (with no fee increase) and the re-election of our Lead Independent Trustee. The Fund’s Board will continue to carefully consider important Fund matters such as liquidity and trading values without the need for Bulldog to obstruct our Annual Meeting, disrupt the stability of the Fund, and increase the Fund’s costs.

If you have any questions about the Fund or our Annual Meeting, please contact 866-277-VCIF (8243).

Additional Information about the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Fund has filed on June 21, 2019 with the SEC, and furnished to the Fund’s shareholders on or around June 27, 2019, a Definitive Proxy Statement and WHITE proxy card pertaining to the Annual Meeting. Shareholders of the Fund are urged to read the Definitive Proxy Statement and other relevant documents that have been or may be filed with the SEC carefully and in their entirety because they contain important information about the Annual Meeting. Shareholders of the Fund may obtain the Definitive Proxy Statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Participants in the Solicitation

The Fund’s Trustees, executive officers and Portfolio Manager and certain persons associated with the Fund’s investment adviser and its parent company may be deemed “participants” in the solicitation of proxies from shareholders of the Fund in favor of the approval of the Fund’s investment management agreement and the re-election of Mr. Boulware as a Trustee, to be voted on at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Fund in connection with the Annual Meeting is set forth in the Definitive Proxy Statement, the Supplement to the Definitive Proxy Statement filed by the Fund with the SEC on August 21, 2019 and the other relevant documents filed by the Fund with the SEC. You can find information about the Fund’s Trustees, executive officers and other parties in the Definitive Proxy Statement and in subsequent reports filed with the SEC.

About Vertical Capital Income Fund

Vertical Capital Income Fund is an NYSE listed closed-end fund that primarily invests in residential whole mortgage loans and residential whole loans secured by deeds of trust. The investment objective of the Fund is to seek income.

CONTACT:

MEDIA RELATIONS: Jason Mattox, Chief Operating Officer

info@vertical-incomefund.com

469-341-2300